SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549



                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                   Date of Report (Date of Earliest Event Reported)
                                  December 24, 1997
                                  -----------------



                                    COMPUMED, INC.
                                    -------------
                (Exact name of registrant as specified in its charter)



              Delaware                0-14210                95-2860434
          ----------------     -----------------------     ---------------
           (State or other     (Commission File Number)     (IRS Employer
            jurisdiction                                   Identification
          of Incorporation)                                      No.)


               1230 Rosecrans Avenue, Suite 1000
               Manhattan Beach, California                     90266
               ---------------------------                     -----
               Address of principal executive offices)       (zip code)



          Registrant's telephone number, including area code - (310) 643-5106
                                                               --------------

          ITEM 5. OTHER EVENTS

               On December 24, 1997, CompuMed, Inc. (the "Company") closed the placement (the "Placement") of 17,500 shares of Series 1 Class C 7% Convertible Preferred Stock (the "Series C-1 Preferred Stock") to eight purchasers (the "Purchasers") at a price of $100 per share, or an aggregate purchase price of $1,750,000 pursuant to Securities Purchase Agreements.

               The Series C-1 Preferred Stock is immediately convertible into shares of the Company's Common Stock at a conversion ratio equal to $100 divided by the lesser of (i) 75% of the average closing bid price of the Common Stock for the ten consecutive trading days prior to the closing or (ii) 75% of the average closing bid price for the ten consecutive trading days prior to the notice of conversion. In the event the closing bid price of the Common Stock is less than $1.00 per share on the trading day immediately preceding the receipt of a conversion notice, the holder requesting conversion would be limited to converting not more than 5% of the shares he initially purchased, which limitation would continue for a period of 30 days. The Company has the right to force conversion of any or all outstanding Series C-1 Preferred Stock on November 30, 1999 at the then conversion ratio. There is no minimum conversion price. Should the value of the Common Stock fall substantially prior to conversion, the holders of the Preferred Stock could obtain a significant share of the Common Stock upon their conversions. Upon conversion of the Series C-1 Preferred Stock, the holder would receive warrants (the "Warrants") to purchase the same number of shares of Common Stock as being issued on the


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

          conversion, at an exercise price equal to the conversion price and exercisable for three years from issuance, subject to possible reduction as mentioned below.

               The Securities Purchase Agreements also provide that the Purchasers would purchase 17,500 shares of Series 2 Class C 7% Convertible Preferred Stock (the "Series C-2 Preferred Stock" and together with the Series C-1 Preferred Stock, the "Class C Preferred Stock"), with the outside date for closing being February 15, 1998, which date may be extended to 30 days after the effectiveness of a registration statement (mentioned below) if the Company's Common Stock has not maintained certain price and volume minimums. The Series C-2 Preferred Stock is identical to the Series C-1 Preferred Stock except that (i) the percentage to be used for the conversion ratio would be 77.5% for Series C-2 Preferred Stock purchased by December 31, 1997 and be 80% for such Stock purchased after December 31, 1997 and (ii) the Company would have the right to force conversion on December 31, 1999. Should a Purchaser of Series C-1 Preferred Stock not acquire his portion of the Series C-2 Preferred Stock, he would forfeit one-half of the Warrants otherwise issuable to him upon the conversion of his Series C-1 Preferred Stock. Upon conversion of Series C-2 Preferred Stock, the holder would be granted warrants similar to the Warrants.

               As a condition to the initial closing of the Placement, the Company entered into a Registration Rights Agreement with each Purchaser agreeing to file a registration statement with the Securities and Exchange Commission covering the Common Stock underlying his Class C Preferred Stock and Warrants. The Company is subject to certain monetary penalties if the registration statement is not filed within 30 days of the closing or is not declared effective within 90 days of the initial closing, absent certain delays in the registration process.

               The net proceeds from the Placement of the Series C-1 Preferred Stock was approximately $1,660,000 (after payment of a 4% fee to the distributor and other placement expenses). The Company will use the net proceeds for on-going research and development activities and general working capital.

               On December 24, 1997, the Company also issued warrants (the "1995 Warrants") exercisable for the purchase of 200,000 shares of its Common Stock to the distributor of certain placements effected by the Company in 1995 and 1996. The 1995 Warrants were originally issued for 142,857 shares at an exercise price of $
          1.10 per share and exercisable until December 1, 1999. In settlement of certain claims made by the distributor, the Company agreed to increase the number of 1995 Warrants to 342,857 shares, provided that warrants for 142,857 of such shares would become exercisable only if the Company closed the entire $1,750,000 offering of Series C-2 Preferred Stock by December 31, 1997. Since the December 31, 1997 closing of Series C-2 Preferred Stock was for less than $1,750,000, the Warrants for an additional 142,857 shares did not become exercisable. The shares of Common Stock underlying the 1995 Warrants are also be included in the registration statement to be filed pursuant to the Registration Rights Agreement.

          ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

               3.1  Certificate of Designation for the Class C 7%
                    Convertible Preferred Stock, filed on December 11, 1997

               3.2  Certificate of Correction for the Class C 7%
                    Convertible Preferred Stock, filed on December 24,
                    1997.

               10.1 Form of Securities Purchase Agreement for the sale of
                    Series I Class C 7% Convertible Preferred Stock (without annexes)

               10.2 Form of Warrant Agreement

               10.3 Form of Registration Rights Agreement

               99   Press Release, dated January 9, 1998

                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          Date:     January 8, 1998

                                        COMPUMED, INC.
                                        -------------
                                        (Registrant)



                                        /s/ James Linesch
                                        -----------------
                                        James Linesch
                                        President

                                    EXHIBIT INDEX



               Exhibit
               -------


               3.1 Certificate of Designation for the Class C Preferred Stock, filed on December 11, 1997

               3.2 Certificate of Correction for the Class C Preferred Stock, filed on December 24, 1997.

               10.1 Form of Securities Purchase Agreement (without annexes)

               10.2 Form of Warrant Agreement

               10.3 Form of Registration Rights Agreement

               99   Press Release